FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130755

May 23, 2007

UPDATE to the Collateral Information Free Writing Prospectus dated May 2007 (the “Collateral Term Sheet FWP”), the Structural and Collateral Information Free Writing Prospectus dated May 2007 (the “Term Sheet FWP”) and the Free Writing Prospectus dated May 17, 2007 (the “May 17 FWP”)

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2  – $3.173B** NEW ISSUE CMBS  – Structural and Collateral Update

Structure Update

1.

Class A-2 and Class A-J.   Two floating rate classes of Certificates, Class A-2FL and Class A-JFL, have been added to the overall deal structure.  Neither the Class A-2FL Certificates nor the Class A-JFL Certificates are offered hereby or by the May 17 FWP, the Term Sheet FWP or the Collateral Term Sheet FWP. The Class A-2FL Regular Interest related to the Class A-2FL Certificates will be entitled to distributions pro rata in the same priority as the Class A-2 Certificates, and the Class A-JFL Regular Interest related to the Class A-JFL Certificates will be entitled to distributions pro rata in the same priority as the Class A-J Certificates. Annex I to this Update contains revised pages from the May 17 FWP which further describe the characteristics of the Class A-2FL and Class A-JFL Certificates.  Such information is provided solely to enhance prospective investors understanding of the Class A-2 Certificates, the Class A-J Certificates and the other Certificates constituting Offered Certificates under the May 17 FWP.

2.

A-AB Schedule.  Annex II to this Update contains the Class A-AB Planned Principal Balance Table (ANNEX D to the May 17 FWP).

Collateral Update

1.

Summary Pool Information.  Annex III to this Update contains certain updated information concerning the Mortgage Pool.

2.

Investcorp Industrial Portfolio (Rollup) Additional Release Provision.  The following is added to the paragraph ending on page S-81 on the May 17 FWP relating to the release provisions for Investcorp Industrial Portfolio (Rollup) (Loan No. 48595):

In addition, the borrower may obtain a release of the portion of the Mortgaged Property referred to as the “North Haven Produce Building”, upon the satisfaction of the following conditions: (1) prepayment of an amount equal to at least 100% of the portion of the allocated loan amount with respect to the North Haven Distribution Center that is attributable to the North Haven Produce Building; (2) the debt service coverage ratio for the remaining Mortgaged Property shall equal or exceed the greater of (x) 1.0x or (y) the debt service coverage ratio for the remaining Mortgaged Property for the twelve full calendar months immediately preceding the release of the North Haven Produce Building; and (3) the loan to value ratio for the remaining Mortgaged Property shall not exceed the lesser of (x) 80% and (y) the loan-to-value ratio for the Mortgaged Property immediately preceding the release of the North Haven Produce Building.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued.  Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein.  Banc of America Securities LLC and the other underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes.  The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and subject to change.  Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities.  These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com.  The securities may not be suitable for all investors.  Banc of America Securities LLC and the other underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE:  THIS MATERIAL IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS MATERIAL IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX I

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this free writing prospectus (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class R-II Certificates) that will be sold to investors in private transactions. This free writing prospectus is also referred to herein as the ‘‘prospectus supplement’’. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A ‘‘Glossary of Principal Definitions’’ is included at the end of this prospectus supplement. A ‘‘Glossary’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References in this prospectus supplement to ‘‘Loan No.’’ or ‘‘Loan Nos.’’ are references to the loan number or loan numbers set forth on ANNEX A to this prospectus supplement.

Class	Certificate Balance or Notional Amount as of Delivery Date(1)	Anticipated Ratings Fitch/S&P(2)	Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date		Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	$58,000,000	AAA/AAA	1.828%	30.000%	Fixed(5)	[ ]	%(5)	3.22	1 – 55
A-2(4)	$758,000,000	AAA/AAA	23.891%	30.000%	Fixed(5)	[ ]	%(5)	4.86	55 – 60
A-3(4)	$162,600,000	AAA/AAA	5.125%	30.000%	Fixed(5)	[ ]	%(5)	6.34	76 – 76
A-AB(4)	$60,978,000	AAA/AAA	1.922%	30.000%	Fixed(5)	[ ]	%(5)	6.90	60 – 104
A-4(4)	$602,000,000	AAA/AAA	18.974%	30.000%	Fixed(5)	[ ]	%(5)	9.45	104 – 117
A-1A(4)	$529,302,000	AAA/AAA	16.683%	30.000%	Fixed(5)	[ ]	%(5)	7.23	1 – 117
XP	TBD(6)	AAA/AAA	N/A	N/A	Variable Rate(6)	[ ]	%(6)	(6)	N/A
XW	TBD(6)	AAA/AAA	N/A	N/A	Variable Rate(6)	[ ]	%(6)	(6)	N/A
A-M	$317,269,000	AAA/AAA	10.000%	20.000%	Fixed(5)	[ ]	%(5)	9.77	117 – 118
A-J	$153,815,000	AAA/AAA	4.848%	12.000%	Fixed(5)	[ ]	%(5)	9.84	118 – 118
B	$15,863,000	AA+/AA+	0.500%	11.500%	Fixed(5)	[ ]	%(5)	9.84	118 – 118
C	$47,590,000	AA/AA	1.500%	10.000%	Fixed(5)	[ ]	%(5)	9.84	118 – 118
D	$31,727,000	AA−/AA−	1.000%	9.000%	Fixed(5)	[ ]	%(5)	9.92	118 – 119
Private Certificates — Not Offered Hereby(7)
XC	TBD(6)	AAA/AAA	N/A	N/A	Variable Rate(6)	[ ]	%(6)	(6)	N/A
A-2FL	$50,000,000(8)	AAA/AAA(9)	1.576%	30.000%	Floating(10)	[ ]	LIBOR + %(10)	[ ]	[ ]-[ ]
A-JFL	$100,000,000(8)	AAA/AAA(9)	3.152%	12.000%	Floating(10)	[ ]	LIBOR + %(10)	[ ]	[ ]-[ ]
E	$15,864,000	A+/A+	0.500%	8.500%	Fixed(5)	[ ]	%(5)	9.93	119 – 119
F	$27,761,000	A/A	0.875%	7.625%	Fixed(5)	[ ]	%(5)	9.93	119 – 119
G	$27,761,000	A−/A−	0.875%	6.750%	Fixed(5)	[ ]	%(5)	9.93	119 – 119
H	$43,624,000	BBB+/BBB+	1.375%	5.375%	Fixed(5)	[ ]	%(5)	9.93	119 – 119
J	$35,693,000	BBB/BBB	1.125%	4.250%	Fixed(5)	[ ]	%(5)	9.93	119 – 119
K	$35,693,000	BBB−/BBB−	1.125%	3.125%	Fixed(5)	[ ]	%(5)	9.93	119 – 119
L	$15,863,000	BB+/BB+	0.500%	2.625%	Fixed(5)	[ ]	%(5)	10.00	119 – 120
M	$7,932,000	BB/BB	0.250%	2.375%	Fixed(5)	[ ]	%(5)	10.01	120 – 120
N	$15,863,000	BB−/BB−	0.500%	1.875%	Fixed(5)	[ ]	%(5)	10.01	120 – 120
O	$3,966,000	B+/B+	0.125%	1.750%	Fixed(5)	[ ]	%(5)	10.01	120 – 120
P	$3,966,000	B/B	0.125%	1.625%	Fixed(5)	[ ]	%(5)	10.01	120 – 120
Q	$11,897,000	B−/B−	0.375%	1.250%	Fixed(5)	[ ]	%(5)	10.01	120 – 120
S	$39,659,016	NR/NR	1.250%	0.000%	Fixed(5)	[ ]	%(5)	10.01	120 – 120

(1)	As of the delivery date. Subject to a variance of plus or minus 5.0%.
(2)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch, Inc. and/or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth in the chart above. The ratings on the offered certificates do not represent any assessments of: (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.
(3)	Based on the maturity assumptions (as defined under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement). As of the delivery date, the ‘‘assumed final distribution date’’ with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its related maturity date, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement. The ‘‘rated final distribution date’’ for each class of offered certificates is the distribution date in April 2049. With respect to unrated classes of certificates, the ‘‘rated final distribution date’’ is provided for reference only. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 133 mortgage loans, representing approximately 83.3% of the initial pool balance. Loan group 2 will consist of 47 mortgage loans, representing approximately 16.7% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial principal balance of all the mortgage loans secured by multifamily properties.
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates and the Class A-2FL Regular Interest, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. Interest distributions on the Class XC, Class XP and Class XW Certificates will be based on amounts available relating to mortgage loans in loan group 1 and loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 and the Class A-2FL Regular Interest Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 and the Class A-2FL Regular Interest Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A and the Class A-2FL Regular Interest Certificates pro rata without regard to loan groups.
(5)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.
(6)	The Class XC (which are private certificates), Class XP and Class XW Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC, Class XP and Class XW Certificates, as the case may be, as described in the prospectus supplement. The interest rates applicable to the Class XC (private certificates), Class XP and Class XW Certificates for each distribution date will be as described in the prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement. The Class XC Certificates are not offered by the prospectus supplement. Any information we provide herein regarding the terms of the Class XC Certificates is provided only to enhance your understanding of the offered certificates.
(7)	Not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(8)	The certificate balance of the Class A-2FL Certificates will be equal to the certificate balance of the Class A-2FL Regular Interest. The certificate balance of the Class A-JFL Certificates will be equal to the certificate balance of the Class A-JFL Regular Interest.
(9)	Ratings shown for the Class A-2FL and Class A-JFL Certificates only reflect the receipt of a fixed per annum rate of interest at a rate equal to [_____]% and [_____]%, respectively.
(10)	The pass-through rate applicable to the Class A-2FL and Class A-JFL Certificates on each distribution date will be a per annum rate equal to LIBOR plus [____]% and LIBOR plus [____]%, respectively. In addition, under certain circumstances described in this prospectus supplement, the pass through rate applicable to the Class A-2FL and Class A-JFL Certificates may convert to either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage. The initial LIBOR rate will be determined on June 4, 2007, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ below.

Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—575 Lexington Avenue’’ in ANNEX C to this prospectus supplement.

Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the 575 Lexington Avenue Pari Passu Mortgage Loan are references only to the 575 Lexington Avenue Pari Passu Note A-2 (and exclude the 575 Lexington Avenue Pari Passu Note A-1). See ‘‘Description of the Mortgage Pool—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 48225, representing 0.2% of the initial pool balance and 0.3% of the group 1 balance) is referred to as the Parkway Chevrolet-Tomball A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Parkway Chevrolet-Tomball Note A (with a cut-off date principal balance of $7,872,296), and a subordinate note B referred to as the Parkway Chevrolet-Tomball Note B (with a cut-off date principal balance of $1,490,025). Only the Parkway Chevrolet-Tomball Note A is included in the trust fund. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Parkway Chevrolet-Tomball A/B Whole Loan are references only to the Parkway Chevrolet-Tomball Note A (and exclude the Parkway Chevrolet-Tomball Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

In the case of nine mortgage loans, (Loan Nos. 3403856, 3405108, 20685, 3405208, 22097, 20889, 21443, 21666 and 3403414, representing 7.3% of the initial pool balance, eight mortgage loans representing 3.0% of the group 1 balance and one mortgage loan representing 28.9% of the group 2 balance), the loan-to-value ratio was calculated using an as stabilized appraised value. In addition, certain calculations may reflect certain as stabilized calculations, including rent payable by a borrower principal under a master lease or removal of non-recurring expenses. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase and sale agreement. In addition, the related mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of 13 classes of the depositor’s Commercial Mortgage Pass-Through Certificates as part of Series 2007-2, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XW, Class A-M, Class A-J, Class B, Class C and Class D Certificates. As of the delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2007-2 consists of a total of 32 classes of certificates, the following 19 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class A-2FL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class

P, Class Q, Class S, Class V, Class R-I and Class R-II. The pass-through rates applicable to each of the Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates for each distribution date are set forth on page S-[11] of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

The Class A-2FL Certificates, which are not offered hereby, will at all times accrue interest at a per annum rate equal to LIBOR plus [_____]% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period), subject to the limitations described in this prospectus supplement. With respect to the Class A-2FL Certificates, in the case of a default by the related swap counterparty under the related swap contract, and until such default is cured or such swap contract is replaced, the Class A-2FL Certificates will accrue interest at the pass-through rate of the Class A-2FL Regular Interest which will be equal to a fixed per annum rate of [_____]%, calculated on a 30/360 basis. The Class A-2FL Regular Interest does not receive interest at a LIBOR-based rate. In the event that after payment of the net swap payment due from or to the related swap counterparty, as the case may be, there are insufficient funds in the related floating rate account to make the full distribution of the Class A-2FL Interest Distribution Amount to the holders of the Class A-2FL Certificates, the resulting interest shortfall will be borne by the holders of the Class A-2FL Certificates. If the pass-through rate on the Class A-2FL Regular Interest is reduced below [_____]% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the related swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-2FL Certificates for such distribution date.

The Class A-JFL Certificates, which are not offered hereby, will at all times accrue interest at a per annum rate equal to LIBOR plus [_____]% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period), subject to the limitations described in this prospectus supplement. With respect to the Class A-JFL Certificates, in the case of a default by the related swap counterparty under the related swap contract, and until such default is cured or such swap contract is replaced, the Class A-JFL Certificates will accrue interest at the pass-through rate of the Class A-JFL Regular Interest which will be equal to a fixed per annum rate of [_____]%, calculated on a 30/360 basis. The Class A-JFL Regular Interest does not receive interest at a LIBOR-based rate. In the event that after payment of the net swap payment due from or to the related swap counterparty, as the case may be, there are insufficient funds in the related floating rate account to make the full distribution of the Class A-JFL Interest Distribution Amount to the holders of the Class A-JFL Certificates, the resulting interest shortfall will be borne by the holders of the Class A-JFL Certificates. If the pass-through rate on the Class A-JFL Regular Interest is reduced below [_____]% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the related swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-JFL Certificates for such distribution date.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP and Class XW Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Book Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’).

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class X Certificates

Notional Amount

The Class XC (which are private certificates), Class XP and Class XW Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

For a more detailed discussion of the notional amounts of the Class XC, Class XP and Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Pass-Through Rates

The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately [_____]% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date and through and including the [______] 20[__] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of [    ]% of all or a designated portion of the certificate balance of a specified class of certificates. If [    ]% of all or a designated portion of the certificate balance of any class of certificates or the Class A-2FL or Class A-JFL Regular Interests is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then [    ]% of that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

Following the [______] 20[__] distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the [______] 20[__] distribution date and for each distribution date thereafter.

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XP Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The pass-through rate applicable to the Class XC Certificates (which are private certificates) for the initial distribution date will equal approximately [_____]% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of [    ]% of all or a designated portion of the certificate balance of one of the classes of certificates or the Class A-2FL or Class A-JFL Regular Interests. In general, the certificate balance of certain classes of certificates or the Class A-2FL or Class A-JFL Regular Interests will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if [    ]% of the portion, but not all, of the certificate balance of any particular class of certificates or the Class A-2FL or Class A-JFL Regular Interests is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then [    ]% of that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and [    ]% of the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of the accrual of interest on the Class XC Certificates (which are private certificates) for each distribution date subsequent to the [______] 20[__] distribution date, the certificate balance of each other class of certificates (other than the Class A-2FL, Class A-JFL, Class V, Class R-I, Class R-II, Class XP and Class XW Certificates) and the Class A-2FL and Class A-JFL Regular Interests will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will, in general, equal the excess, if any, of: (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XC Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The pass-through rate applicable to the Class XW Certificates for the initial distribution date will equal approximately [_]% per annum. The pass-through rate for the Class XW Certificates for each distribution date subsequent to the initial distribution date will, in general, equal to the excess, if any, of: (1) the weighted average net mortgage rate, over (2) the weighted average of the pass-through rates applicable to the certificate balance of each other class of certificates (other than the Class A-2FL, Class A-JFL, Class V, Class R-I, Class R-II, Class XC and Class XP Certificates).

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Distributions

Distribution on the certificates will occur monthly on each distribution date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘COMPENSATION AND EXPENSES’’.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 133 mortgage loans, representing approximately 83.3% of the initial pool balance, and loan group 2 will consist of 47 mortgage loans, representing approximately 16.7% of the initial pool balance. Loan group 2 will include approximately 100.0%% of the initial principal balance of the mortgage loans secured by multifamily properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates and the Class A-2FL Regular Interest: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL Regular Interest pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XC, Class XP and Class XW Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates and the Class A-2FL Regular Interest pro rata in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest: To the extent of amounts then required to be distributed as principal, concurrently, (A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on ANNEX D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates and the Class A-2FL Regular Interest (in the amount of its principal entitlement) pro rata available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balances of the Class A-2 Certificates and the Class A-2FL Regular Interests are reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-AB Certificates and the Class A-2FL Regular Interest and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates and the Class A-2FL Regular Interest have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest have been made, until the principal balance of the Class A-AB Certificates is reduced to zero; and (vi) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL Regular Interest have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL Regular Interest have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest: To reimburse Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M Certificates: To the Class A-M Certificates as follows: (a) interest on Class A-M Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-M Certificates until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse Class A-M Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J Certificates and the Class A-JFL Regular Interest: To the Class A-J Certificates and the Class A-JFL Regular Interest in a manner analogous to Class A-M Certificates allocations of the fourth step.

Sixth, Class B Certificates: To the Class B Certificates in a manner analogous to the Class A-M Certificates allocations of the fourth step.

Seventh, Class C Certificates: To the Class C Certificates in a manner analogous to the Class A-M Certificates allocations of the fourth step.

Eighth, Class D Certificates: To the Class D Certificates in a manner analogous to the Class A-M Certificates allocations of the fourth step.

Finally, Private Certificates: To the Private Certificates (other than the Class XC, the Class A-2FL and Class A-JFL Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-AB Certificates and the Class A-2FL Regular Interest), among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES —Distributions—The Available Distribution Amount’’ in this prospectus supplement. The amounts payable to the Class A-2FL Certificates and the Class A-JFL Certificates will be as described in ‘‘DESCRIPTION OF THE CERTIFICATES—The Swap Contracts’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

The amount of principal required to be distributed to the classes of offered certificates entitled to principal on a particular distribution date also can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of certificates is described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.
(2)	The Class A-AB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.
(3)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL Regular Interest generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—The Available Distribution Amount’’ in this prospectus supplement.
(4)	The references to ‘‘Class A-2FL’’ in the chart is to the Class A-2FL Regular Interest and the reference to the ‘‘Class A-JFL’’ in the chart is to the Class A-JFL Regular Interest.
(5)	The Class XC, Class XP and Class XW Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal. Credit support applies only to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-2FL Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-2FL Regular Interest, in reduction of the certificate balance of the Class A-2FL Regular Interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-2FL

Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-2FL Certificates and any interest shortfalls suffered by the Class A-2FL Regular Interest will reduce the amount of interest distributed on the Class A-2FL Certificates to the extent described in this prospectus supplement.

Similarly, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-JFL Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-JFL Regular Interest, in reduction of the certificate balance of the Class A-JFL Regular Interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-JFL Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-JFL Certificates and any interest shortfalls suffered by the Class A-JFL Regular Interest will reduce the amount of interest distributed on the Class A-JFL Certificates to the extent described in this prospectus supplement.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property protection expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court or as a result of a workout or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II and Class V Certificates), including the Class XC, Class XP and Class XW Certificates (provided, however, the Class A-1 through Class K Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than the Class A-2FL and Class A-JFL Regular Interests, the swap contracts, the floating rate accounts and excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as part of a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. The grantor trust will also hold the Class A-2FL Regular Interest, the related swap contract and the related floating rate account, and the Class A-2FL Certificates will represent an undivided beneficial interest in those assets. Similarly, the grantor trust will also hold the Class A-JFL Regular Interest, the related swap contract and the related floating rate account, and the Class A-JFL Certificates will represent an undivided beneficial interest in those assets. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth in this prospectus supplement and in the pooling and servicing agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code and the grantor trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The Class A-2FL Certificates (which are not offered pursuant to this prospectus supplement) will represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for federal income tax purposes, which portion includes the Class A-2FL Regular Interest, the related floating rate account and the beneficial interest of the Class A-2FL Certificates in the related swap contract.

•	The Class A-JFL Certificates (which are not offered pursuant to this prospectus supplement) will represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for federal income tax purposes, which portion includes the Class A-JFL Regular Interest, the related floating rate account and the beneficial interest of the Class A-JFL Certificates in the related swap contract.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class [ ] Certificates will be issued at a premium, that the Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [ ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You may be subject to restrictions on investment

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2007-2, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’), the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; (iv) the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus); and (v) certain rights under the Swap Contracts.

The Certificates will consist of 32 classes to be designated as: (i) the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and collectively with the Class XC, Class XP and Class XW Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, with the Class A Senior Certificates (other than the Class A-2FL Certificates), the ‘‘Sequential Pay Certificates’’); (iii) the Class XC, Class XP and Class XW Certificates (the ‘‘Class X Certificates’’ and, collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’ and the REMIC II Certificates, collectively with the Class A-2FL and Class A-JFL Certificates (the ‘‘Regular Certificates’’)); (iv) the Class V Certificates; and (v) the Class R-I Certificates and Class R-II Certificates (the Class R-I and Class R-II Certificates collectively, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XW, Class A-M, Class A-J, Class B, Class C and Class D Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class XC, Class A-2FL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class V and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’.

On the Closing Date, the ‘‘Class A-2FL Regular Interest’’ will be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-2FL Regular Interest will not be offered separately from the Class A-2FL Certificates (and the Class A-2FL Certificates are not offered by this prospectus supplement). The Depositor will transfer the Class A-2FL Regular Interest to the Trust Fund in exchange for the Class A-2FL Certificates. The Class A-2FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-2FL Regular Interest, the related Floating Rate Account and the related Swap Contract. Similarly, on the Closing Date, the ‘‘Class A-JFL Regular Interest’’ will be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-JFL Regular Interest will not be offered separately from the Class A-JFL Certificates (and the Class A-JFL Certificates are not offered by this prospectus supplement). The Depositor will transfer the Class A-JFL Regular Interest to the Trust Fund in exchange for the Class A-JFL Certificates. The Class A-JFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-JFL Regular Interest, the related Floating Rate Account and the related Swap Contract. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in July 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

The aggregate amount available for distributions to the holders of the Class A-2FL Certificates on each Distribution Date will equal the sum of: (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2FL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the related Swap Counterparty pursuant to the related Swap Contract, less (iii) all amounts required to be paid to such Swap Counterparty pursuant to such Swap Contract for such related Distribution Date. The aggregate amount available for distributions to the holders of the Class A-JFL Certificates on each Distribution Date will equal the sum of: (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the related Swap Counterparty pursuant to the related Swap Contract, less (iii) all amounts required to be paid to such Swap Counterparty pursuant to such Swap Contract for such related Distribution Date. See ‘‘DESCRIPTION OF THE SWAP CONTRACTS’’ in this prospectus supplement.

On or before the Closing Date, the Trustee will establish and maintain a floating rate account in trust for the benefit of the holders of the Class A-2FL and Class A-JFL Certificates (each, a ‘‘Floating Rate Account’’), as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Each Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of (a) the Class A-2FL Regular Interest or the Class A-JFL Regular Interest (as applicable) or (b) the related Swap Contract, the Trustee will deposit the same into the related Floating Rate Account. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL Regular Interest, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC, Class XP and Class XW Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates and the Class A-2FL Regular Interest without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates and the Class A-2FL Regular Interest (in the amount of its principal entitlement) pro rata, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-2 Certificates and the Class A-2FL Regular Interest are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates and the Class A-2FL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates and the Class A-2FL Regular Interest have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3, the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates and the Class A-2FL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3, the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates and the Class A-2FL Regular Interest have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; and (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL Regular Interest have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL Regular Interest have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes of Certificates and the Class A-2FL Regular Interest in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-AB Planned Principal Balance or Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates or the Class A-JFL Regular Interest, as applicable, for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates and Class A-JFL Regular Interest have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K

Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a)

the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(52) to pay interest to the holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates have been reduced to zero, to pay principal to the holders of the Class S Certificates, up to an amount equal to the lesser of (a) the then outstanding

Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(54) to reimburse the holders of the Class S Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(55) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47), (50) and (53) above with respect to any Class of Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Distributions on the Class A-2FL and Class A-JFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-2FL or Class A-JFL Certificates, as applicable, has not been reduced to zero, the Trustee is required to apply amounts on deposit in the related Floating Rate Account generally to pay holders of the Class A-2FL or Class A-JFL Certificates, as applicable.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’s allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates. Accrued Certificate Interest with respect to the Class A-2FL and Class A-JFL Certificates will be calculated on an Actual/360 Basis; provided, however, if certain defaults set forth in the Pooling and Servicing Agreement with respect to the related Swap Contract have occurred, then Accrued Certificate Interest with respect to the Class A-2FL and Class A-JFL Certificates, as applicable, will be the same as for the Class A-2FL Regular Interest and Class A-JFL Regular Interest, respectively.

The ‘‘interest accrual period’’ in respect of each Class of REMIC II Certificates for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. Interest will be calculated assuming that each month has 30 days and each year has 360 days. Interest will be calculated with respect to the Class A-2FL and Class A-JFL Certificates on an Actual/360 Basis.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of the (i) Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-AB Planned Principal Balance.    The Class A-AB Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2,

Class A-3 and/or Class A-1A Certificates and the Class A-2FL Regular Interest have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed: (i) to the holders of the Class XC, Class XP and Class XW Certificates, [    ]%, [    ]% and [    ]%, respectively until and including the Distribution Date in [                    ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC and Class XW Certificates, [    ]% and [    ]%, respectively. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed: (i) to the holders of the Class XC, Class XP and Class XW Certificates, [    ]%, [    ]% and [    ]%, respectively until and including the Distribution Date in [                    ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC and Class XW Certificates, [    ]% and [    ]%, respectively. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class S Certificates, Class V Certificates, Class R-I Certificates or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed: (i) to the holders of the Class XC, Class XP and Class XW Certificates, [    ]%, [    ]% and [    ]%, respectively until and including the Distribution Date in [                    ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC and Class XW Certificates, [    ]% and [    ]%, respectively. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below (in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the

REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates and Class V Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC (which are Private Certificates), Class XP and Class XW Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC (which are Private Certificates), Class XP and Class XW Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

DESCRIPTION OF THE SWAP CONTRACTS

On the closing date of this securitization, the Trustee, on behalf of the Trust Fund, will enter into two interest rate swap contracts (each, a ‘‘Swap Contract’’) related to the Class A-2FL Regular Interest and the Class A-JFL Regular Interest with swap counterparties to be determined (each, a ‘‘Swap Counterparty’’). By virtue of the related Swap Contract, the Class A-2FL Certificates and the Class A-JFL Certificates will be floating rate certificates. The initial notional amount of the related Swap Contract will be equal to the Certificate Balance of the Class A-2FL Certificates or the Class A-JFL Certificates, as applicable. The notional amount of the related Swap Contract will decrease to the extent of any decrease in the Certificate Balance of the Class A-2FL Regular Interest (and, accordingly, the Class A-2FL Certificates) or in the Certificate Balance of the Class A-JFL Regular Interest (and, accordingly, the Class A-JFL Certificates), as applicable. The maturity date of each Swap Contract will be the earlier of the Rated Final Distribution Date and the date on which the notional amount of such Swap Contract is zero (including as a result of the termination of the Trust Fund). None of the Offered Certificates will represent ownership interests in the Swap Contract, and none of the holders of Offered Certificates will have any rights under the Swap Contract.

ANNEX II

CLASS A-AB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance ($)
1	7/10/2007	60,978,000.00
2	8/10/2007	60,978,000.00
3	9/10/2007	60,978,000.00
4	10/10/2007	60,978,000.00
5	11/10/2007	60,978,000.00
6	12/10/2007	60,978,000.00
7	1/10/2008	60,978,000.00
8	2/10/2008	60,978,000.00
9	3/10/2008	60,978,000.00
10	4/10/2008	60,978,000.00
11	5/10/2008	60,978,000.00
12	6/10/2008	60,978,000.00
13	7/10/2008	60,978,000.00
14	8/10/2008	60,978,000.00
15	9/10/2008	60,978,000.00
16	10/10/2008	60,978,000.00
17	11/10/2008	60,978,000.00
18	12/10/2008	60,978,000.00
19	1/10/2009	60,978,000.00
20	2/10/2009	60,978,000.00
21	3/10/2009	60,978,000.00
22	4/10/2009	60,978,000.00
23	5/10/2009	60,978,000.00
24	6/10/2009	60,978,000.00
25	7/10/2009	60,978,000.00
26	8/10/2009	60,978,000.00
27	9/10/2009	60,978,000.00
28	10/10/2009	60,978,000.00
29	11/10/2009	60,978,000.00
30	12/10/2009	60,978,000.00
31	1/10/2010	60,978,000.00
32	2/10/2010	60,978,000.00
33	3/10/2010	60,978,000.00
34	4/10/2010	60,978,000.00
35	5/10/2010	60,978,000.00
36	6/10/2010	60,978,000.00
37	7/10/2010	60,978,000.00
38	8/10/2010	60,978,000.00
39	9/10/2010	60,978,000.00
40	10/10/2010	60,978,000.00
41	11/10/2010	60,978,000.00
42	12/10/2010	60,978,000.00
43	1/10/2011	60,978,000.00
44	2/10/2011	60,978,000.00
45	3/10/2011	60,978,000.00

46	4/10/2011	60,978,000.00
47	5/10/2011	60,978,000.00
48	6/10/2011	60,978,000.00
49	7/10/2011	60,978,000.00
50	8/10/2011	60,978,000.00
51	9/10/2011	60,978,000.00

52	10/10/2011	60,978,000.00
53	11/10/2011	60,978,000.00
54	12/10/2011	60,978,000.00
55	1/10/2012	60,978,000.00
56	2/10/2012	60,978,000.00
57	3/10/2012	60,978,000.00
58	4/10/2012	60,978,000.00
59	5/10/2012	60,978,000.00
60	6/10/2012	60,807,008.26
61	7/10/2012	59,720,635.20
62	8/10/2012	58,720,466.23
63	9/10/2012	57,715,373.11
64	10/10/2012	56,614,134.86
65	11/10/2012	55,598,663.17
66	12/10/2012	54,487,245.89
67	1/10/2013	53,461,294.19
68	2/10/2013	52,430,291.13
69	3/10/2013	51,108,419.92
70	4/10/2013	50,056,906.38
71	5/10/2013	48,908,206.26
72	6/10/2013	47,845,847.67
73	7/10/2013	46,686,511.97
74	8/10/2013	45,613,202.32
75	9/10/2013	44,534,606.06
76	10/10/2013	43,459,344.50
77	11/10/2013	42,369,638.47
78	12/10/2013	41,183,481.76
79	1/10/2014	40,082,557.34
80	2/10/2014	38,976,210.01
81	3/10/2014	37,592,369.04
82	4/10/2014	26,477,010.64
83	5/10/2014	25,275,415.96
84	6/10/2014	24,156,694.72
85	7/10/2014	22,943,936.08
86	8/10/2014	21,813,720.51
87	9/10/2014	20,677,936.74
88	10/10/2014	19,448,442.21
89	11/10/2014	18,300,997.27
90	12/10/2014	17,060,066.06
91	1/10/2015	15,900,845.93
92	2/10/2015	14,735,914.41
93	3/10/2015	13,303,007.94
94	4/10/2015	12,125,252.91
95	5/10/2015	10,854,600.57
96	6/10/2015	9,664,773.86
97	7/10/2015	8,382,282.40
98	8/10/2015	7,180,265.95
99	9/10/2015	5,972,326.72
100	10/10/2015	4,672,069.97

101	11/10/2015	3,451,763.91
102	12/10/2015	2,139,378.64
103	1/10/2016	906,584.82
104	2/10/2016	0.00

(1) Amounts shown may vary from actual amounts due to rounding.

ANNEX III

Loan ID	Seller	Property Name	Annex Field	Prospectus Supplement	May 17 FWP
3405846	Bank of America	Crossroads at Santa Maria Building #9	Prepayment Penalty Description (payments)	LO (24)/DEFEASANCE(11)/GRTR1%PPMTor YMorDEFEASANCE (81)/OPEN(4)	LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)
3405692	Bank of America	Park Place Emery	Third Largest Tanant Lease Expiration	1/31/2010	12/31/2009
3405692	Bank of America	Park Place Emery	Largest Tenant % of Total SF	27.0	26.8
3405692	Bank of America	Park Place Emery	Largest Tenant Leased SF	29,261	29,010
3405692	Bank of America	Park Place Emery	Mortgage Rate	5.504	5.5
3405692	Bank of America	Park Place Emery	Monthly Payment	56,804.00	56,778.90
3405692	Bank of America	Park Place Emery	Initial Deposit to Other Escrow (Annex B Escrows)	47,810.00	21,522
3405692	Bank of America	Park Place Emery	Occupancy As of Date	5/1/2007	5/3/2007
3405692	Bank of America	Park Place Emery	Maturity/ARD Date Balance	9,303,480.28	9,302,961.87
3405636	Bank of America	Grande View Apartments	Utilities Tenant Pays (on Annex B MF)	Electric
3405636	Bank of America	Grande View Apartments	Occupancy Percent	95.4	94.7
3405636	Bank of America	Grande View Apartments	Full Year NOI	1,150,625	0
3405636	Bank of America	Grande View Apartments	Full Year NCF	1,150,625	0
3405636	Bank of America	Grande View Apartments	Full Year End Date	12/31/2005	0
3405498	Bank of America	Prince Acaciawood Apartments	% of Loan Group (All Annexes)	2.0	1.9
3405230	Bank of America	International Filing Company	Note Date	5/17/2007	0
3405230	Bank of America	International Filing Company	Appraisal Date	1/29/2007	1/9/2007
3405230	Bank of America	International Filing Company	U/W DSCR	1.33596	1.36322
3405230	Bank of America	International Filing Company	Mortgage Rate	6.062	5.874
3405230	Bank of America	International Filing Company	Maturity/ARD Date LTV Ratio	56.64186	56.33
3405230	Bank of America	International Filing Company	Monthly Payment	19,313.36	18,927.16
3405230	Bank of America	International Filing Company	Maturity/ARD Date Balance	2,724,473.39	2,709,512.60
3405230	Bank of America	International Filing Company	Initial Deposit to Other Escrow (Annex B Escrows)		25,000
					Environmental
3405230	Bank of America	International Filing Company	Other Escrow Type (Annex B Escrows)		Escrow
3405184	Bank of America	4234 Bronx Boulevard	Year Renovated	2003	2001
3405184	Bank of America	4234 Bronx Boulevard	U/W DSCR	1.10558	1.12261
3405184	Bank of America	4234 Bronx Boulevard	U/W NOI	814,713	817,378
3405184	Bank of America	4234 Bronx Boulevard	U/W Net Cash Flow	789,479	792,144
3405184	Bank of America	4234 Bronx Boulevard	U/W Expenses	280,636	277,970
3405184	Bank of America	4234 Bronx Boulevard	Third Largest Tenant	Duane Reade
3405184	Bank of America	4234 Bronx Boulevard	Third Largest Tanant Lease Expiration	3/31/2011	0
3405184	Bank of America	4234 Bronx Boulevard	Third Largest % of Total SF	2.02	0
3405184	Bank of America	4234 Bronx Boulevard	Third Largest Tenant Leased SF	400	0
3405184	Bank of America	4234 Bronx Boulevard	Mortgage Rate	5.884	5.774
3405184	Bank of America	4234 Bronx Boulevard	Monthly Payment	59,507.37	58,802.39
3405184	Bank of America	4234 Bronx Boulevard	Note Date	5/15/2007	0
3405184	Bank of America	4234 Bronx Boulevard	Annual Deposit to TI/LC Escrow (Annex B Escrows)	276,000.00	0
3405184	Bank of America	4234 Bronx Boulevard	Initial Tax and Insurance Escrow (Annex B Escrows)	Yes	No
3405184	Bank of America	4234 Bronx Boulevard	Initial Deposit to Other Escrow (Annex B Escrows)	0	750,000
3405184	Bank of America	4234 Bronx Boulevard	Maturity/ARD Date LTV Ratio	69.10615	69
3405184	Bank of America	4234 Bronx Boulevard	Maturity/ARD Date Balance	9,398,436.90	9,384,629.75
3405145	Bank of America	Ironwood Square Shopping Center	Occupancy Percent	100	86.6
3404849	Bank of America	Moreno Valley Corporate Center	Year Built	1991	1998
3404849	Bank of America	Moreno Valley Corporate Center	U/W NOI	671,567	672,970
3404849	Bank of America	Moreno Valley Corporate Center	U/W EGI	1,239,247	1,240,709
3404849	Bank of America	Moreno Valley Corporate Center	U/W Expenses	567,680	567,739
3404849	Bank of America	Moreno Valley Corporate Center	Occupancy As of Date	4/3/2007	2/28/2007
3404816	Bank of America	Daystar Retirement Village	U/W DSCR	2.74053	2.08605
3404816	Bank of America	Daystar Retirement Village	U/W NOI	1,406,989	1,312,587
3404816	Bank of America	Daystar Retirement Village	U/W Net Cash Flow	1,379,489	1,285,087
3404816	Bank of America	Daystar Retirement Village	U/W EGI	3,932,780	3,930,566
3404816	Bank of America	Daystar Retirement Village	U/W Expenses	2,525,791	2,617,978

Loan ID	Seller	Property Name	Annex Field	Prospectus Supplement	May 17 FWP
3404816	Bank of America	Daystar Retirement Village	Studio Avg Rent (on Annex B MF)	3605	3643
3404816	Bank of America	Daystar Retirement Village	Mortgage Rate	5.698	5.624
3404816	Bank of America	Daystar Retirement Village	Prepayment Penalty Description (payments)	LO(24)/DEFEASANCE(22)/GRTR1%PPMTorYMorDEFEASANCE(71)/OPEN(3)	LO(24)/DEFEASANCE(24)/GRTR1% PPMTorYM (70)orDEFEASANCE/OPEN(2)
3404816	Bank of America	Daystar Retirement Village	% of Loan Group (All Annexes)	1.1	1.4
3404816	Bank of America	Daystar Retirement Village	Monthly Payment	41,947.09	51,336.45
3404816	Bank of America	Daystar Retirement Village	Note Date	5/15/2007	0
3404816	Bank of America	Daystar Retirement Village	Occupancy Percent	99.1	95
3404816	Bank of America	Daystar Retirement Village	Occupancy As of Date	5/10/2007	5/3/2007
3404816	Bank of America	Daystar Retirement Village	Original Balance	6,000,000.00	7,387,500.00
3404816	Bank of America	Daystar Retirement Village	Initial Tax and Insurance Escrow (Annex B Escrows)	Yes	No

3404816	Bank of America	Daystar Retirement Village	Full Year NOI	1,200,465	0
3404816	Bank of America	Daystar Retirement Village	Full Year NCF	1,200,465	0
3404816	Bank of America	Daystar Retirement Village	Full Year End Date	12/31/2005	0
3404816	Bank of America	Daystar Retirement Village	Cut-off Date Balance (Cut-Off Balance on Annex B MF)	6,000,000.00	7,387,500.00
3404816	Bank of America	Daystar Retirement Village	Cut-off Date LTV Ratio	36.14458	50
3404816	Bank of America	Daystar Retirement Village	2 Bedroom Avg Rent (on Annex B MF)	3042	3012
3404816	Bank of America	Daystar Retirement Village	1 Bedroom Avg Rent (on Annex B MF)	2705	2680
3404816	Bank of America	Daystar Retirement Village	Maturity/ARD Date LTV Ratio	23.56433	32.5
3404816	Bank of America	Daystar Retirement Village	Loan Balance Per Unit/SF/Key/Pad	54,545.45	67,159.09
3404816	Bank of America	Daystar Retirement Village	Maturity/ARD Date Balance	3,911,679.30	4,802,425.78

3404816	Bank of America	Daystar Retirement Village	Appraisal Value	16,600,000	14,775,000
3404479	Bank of America	Fairway Lakes	% of Loan Group (All Annexes)	4.5	4.4
3404260	Bank of America	The Mark at Salem Station	% of Loan Group (All Annexes)	4.8	4.7
3403856	Bank of America	Howard Crossing	% of Loan Group (All Annexes)	28.9	28.8
3403414	Bank of America	Walgreens — North Hollywood, CA	Largest Tenant Lease Expiration	4/30/2032	1/31/2032
3403414	Bank of America	Walgreens — North Hollywood, CA	Ownership Interest	Fee	Fee/Leasehold
3403414	Bank of America	Walgreens — North Hollywood, CA	Other Escrow Type (Annex B Escrows)		Rental Escrow
3403414	Bank of America	Walgreens — North Hollywood, CA	Initial Deposit to Other Escrow (Annex B Escrows)	0	118,333
3403414	Bank of America	Walgreens — North Hollywood, CA	Initial Deposit to TI/LC Escrow (Annex B Escrows)	118,333.32	0
3402711	Bank of America	300-350 East 22nd Street	Total Units/SF/Keys/Pads (Total Units/Pads on Annex B MF)	40,821	40,800

3402293	Bank of America	Richmond Industrial	U/W DSCR	1.20055	1.19532
3402293	Bank of America	Richmond Industrial	Mortgage Rate	5.69	5.73
3402293	Bank of America	Richmond Industrial	Prepayment Penalty Description (payments)	LO(116)/OPEN(4)/DEFEASANCE	LO(117)/OPEN(3)/DEFEASANCE
3402293	Bank of America	Richmond Industrial	Monthly Payment	60,875.52	61,141.81
3402293	Bank of America	Richmond Industrial	Note Date	5/18/2007	0
3402293	Bank of America	Richmond Industrial	Occupancy Percent	62.6	67.9
3402293	Bank of America	Richmond Industrial	Initial Tax and Insurance Escrow (Annex B Escrows)	Tax Only	No
3402293	Bank of America	Richmond Industrial	Appraisal Date	11/21/2006	5/21/2007
3402293	Bank of America	Richmond Industrial	Maturity/ARD Date Balance	9,625,939.50	9,632,359.64
49918	BSCMI	Georgetown Apartments	% of Loan Group (All Annexes)	2.2	2.1
21666	Bridger	Pepper Road Medical Office	Annual Deposit to TI/LC Escrow (Annex B Escrows)	0	8220